UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 25, 2022

KnowBe4, Inc.
(Exact name of Registrant as Specified in Its Charter)

Delaware	001-40351	36-4827930
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

33 N. Garden Avenue, Suite 1200,
Clearwater, Florida 33755
(Address of principal executive offices, including zip code)

(855) 566-9234
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
 Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.00001 per share	KNBE	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On March 22, 2022, Joseph DiSabato, a member of the board of directors (the “Board”) of KnowBe4, Inc. (the “Company” or “KnowBe4”), notified the Company that he will not be seeking reelection as a Class I Director of the Board upon expiration of his current term. Mr. DiSabato’s term expires on the date of the Company’s 2022 annual meeting of stockholders on May 16, 2022 (the “Annual Meeting”). Mr. DiSabato has served on the Board since April 2019 and will continue to serve on the Board until the Annual Meeting on May 16, 2022. Mr. DiSabato indicated that his decision not to stand for reelection did not arise from any disagreement with the Company or on any matter relating to the Company’s operations, policies or practices. Effective upon the expiration of his current term at the Annual Meeting, Mr. DiSabato will no longer be a member of the Board.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KnowBe4, Inc.
Dated: March 25, 2022
	By:	/s/ Robert Reich
Robert Reich
Chief Financial Officer
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